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Exhibit 10.10

Amendment to the SCB Savings or Cash Option Plan for Employees

        Amendment (this "Amendment") dated as of August 1, 2003 to the SCB Savings or Cash Option Plan for Employees (the "Plan")

        WHEREAS, Alliance Capital Management L.P. ("Alliance") desires to amend the Plan as provided herein; and

        WHEREAS, pursuant to Section 8.1 of the Plan, Alliance has the authority to amend the Plan, subject to action by the Board of Directors of the general partner of Alliance, or a committee thereof designated by such Board;

        NOW, THEREFORE, the Plan is amended as follows:

        SECTION 1.    Definition.     Capitalized terms used herein and not otherwise defined shall have the meanings herein that are assigned to such terms in the Plan.

        SECTION 2.    Amendment to Article 1 of the Plan.

        (a)   Section 1.17 of the Plan is hereby amended in its entirety to read as follows:

  "1.17 'Excess Aggregate Contributions' means, with respect to a Plan Year, the excess (as determined pursuant to Section 4.9) of the aggregate amount of the voluntary Employee Contributions made pursuant to Section 4.13, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any employer matching contributions, qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a)."

        (b)   Section 1.20 of the Plan is hereby amended in its entirety to read as follows:

  "1.20 'Excess Deferred Compensation' means, with respect to a Plan Year, the excess (as determined pursuant to Section 4.5) of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a). Excess Contributions, including amounts recharacterized pursuant to Section 4.6(a)(2), shall be treated as an "annual addition" pursuant to Section 4.10(b)."

        SECTION 3.    Amendments to Article 4 of the Plan.

        (a)   Section 4.5 of the Plan is hereby amended by adding a new paragraph (h) to read as follows:

  "(h) The Excess Contributions attributable to all Highly Compensated Participants, in the aggregate, shall be determined as the sum of the Excess Contributions (if any) determined for each Highly Compensated Participant, as follows: The amount (if any) by which the

  Employer Elective Contributions allocated to each Highly Compensated Participant's Elective Account must be reduced for the Participant's Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan shall be determined. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage is reduced by the amount required to cause the Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Deferral Percentage test. The sum of the foregoing reductions determined for each Highly Compensated Participant shall equal the dollar amount of the Excess Contributions attributable to all Highly Compensated Participants, in the aggregate."

        (b)   Section 4.9 of the Plan is hereby amended by adding a new paragraph (g) as follows:

  "(g) The Excess Aggregate Contributions attributable to all Highly Compensated Participants, in the aggregate, shall be determined as the sum of the Excess Aggregate Contributions (if any) determined for each Highly Compensated Participant, as follows: The amount (if any) by which the aggregate amount of the voluntary Employee Contributions made pursuant to Section 4.13, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 4.6(a) and any employer matching contributions, qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) allocated to each Highly Compensated Participant's Elective Account must be reduced for the Participant's Contribution Percentage to equal the highest permitted Contribution Percentage under the Plan shall be determined. To calculate the highest permitted Contribution Percentage under the Plan, the Contribution Percentage of the Highly Compensated Participant with the highest Contribution Percentage is reduced by the amount required to cause the Participant's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Participant with the next highest Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Contribution Percentage test. The sum of the foregoing reductions determined for each Highly Compensated Participant shall equal the dollar amount of the Excess Aggregate Contributions attributable to all Highly Compensated Participants, in the aggregate."

        SECTION 4.    Effective Date.     This Amendment shall be effective as of August 1, 2003.

        SECTION 5.    Effect of Amendment.     Except as amended hereby, the Plan shall remain unchanged and effective as of the date first adopted. The Plan as amended hereby shall continue in full force and effect.

        SECTION 6.    Governing Law.     This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except insofar as they have been superseded by the provisions of ERISA.

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Exhibit 10.10
Amendment to the SCB Savings or Cash Option Plan for Employees
SECTION 1. Definition.
SECTION 2. Amendment to Article 1 of the Plan.
SECTION 3. Amendments to Article 4 of the Plan.
SECTION 4. Effective Date.
SECTION 5. Effect of Amendment.
SECTION 6. Governing Law.